Exhibit 99

For immediate release

Contact:	Valerie Brodie
VP, IR and Corporate Marketing
Epicor Software Corporation
Irvine, Calif., USA
Phone +1 949-585-4293
E-mail : vbrodie@epicor.com

Epicor Reports Second Quarter 2005 Earnings

Strongest Second Quarter Revenues in Company’s History;

Year over Year License Revenue Growth of 55% with Year over Year Organic License Revenue Growth of 24%

Raises Revenue and Earnings Outlook for Remainder of 2005

IRVINE, Calif., July 19, 2005 – Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise software solutions, today reported its financial results for the second quarter 2005.

“We are delighted to report solid results and growth rates exceeding our goals and representing the strongest second quarter revenues in our history,” said George Klaus, chairman, CEO and president of Epicor. “Looking ahead to the second half of the year we are raising both our revenue and earnings guidance reflecting our continued confidence in strong execution plus demand for our products,” Klaus said.

Revenue Summary

Total revenues for the second quarter were $71.0 million, compared with $48.6 million in the prior year’s quarter, representing a growth rate of 46%. Revenues for the second quarter 2005 included $20.9 million for Scala Business Solutions. Total revenues included $3.0 million for Scala for the second quarter 2004 based on 12 days of contribution. Total revenue growth excluding the contribution from Scala, for both periods, was 10%. License revenues were $19.0 million for the second quarter compared to $12.2 million in the second quarter of 2004, up 55%. License revenues for the second quarter 2005 included $5.2 million for Scala and for the second quarter 2004 included $1.1 million for Scala. Total license revenue growth excluding the contribution from Scala for both periods was 24%.

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Epicor Reports Q2005 Earnings

Service revenues for the second quarter of 2005 were $51.2 million compared with $35.6 million in the second quarter of 2004, up 44%. Service revenues for the second quarter 2005 included $15.4 million for Scala and service revenues included $1.9 million from Scala for the second quarter 2004 based on the 12 days of contribution. Total service revenue growth excluding the contribution from Scala from both periods was up 6%.

Total revenues for the six months ended June 30, 2005 were $138.3 million compared with the six-month period ended 2004 at $92.0 million. License revenues for the six-month period were $35.8 million compared with $22.7 million in the prior year period. Service revenues for the six-month period were $100.8 million compared with $68.1 million for the same period 2004. Scala total revenues for the six-month period 2005 were $40.6 million. For the same period, Scala license revenues were $9.7 million and service revenues were $30.3 million. Going forward, the company will no longer report Scala revenues separately as the acquisition was completed one year ago on June 18, 2004.

Income Summary

For the second quarter, the company reported GAAP net income of $28.2 million or $0.50 per diluted share which includes a non-cash income tax benefit related to the release of a deferred tax valuation allowance of $18.6 million or $0.33 per diluted share, compared with $5.6 million or $0.11 per diluted share in the prior year’s period. For the second quarter of 2005, adjusted earnings were $12.8 million or $0.23 per diluted share compared with adjusted earnings of $8.0 million or $0.15 per diluted share in the same period last year. Adjusted earnings exclude a non-cash income tax benefit related to the reversal of the valuation allowance, amortization of acquired intangible assets, stock-based compensation expense and restructuring charges, net of tax.

The company had established a deferred tax asset of $92.4 million as of December 31, 2004 and has been carrying a full valuation allowance against it. As previously disclosed, the company has been assessing its valuation allowance related to the deferred tax asset. Due to continued profitability, the company released the entire valuation allowance related to U.S. Federal operating losses of $38.2 million reflecting an increase in GAAP earnings for a non-cash income tax benefit of $18.6 million or $0.33 per diluted share. Approximately $19.6 million was credited directly to additional paid-in capital as it relates to previously exercised stock options. The remaining valuation allowance will continue to be evaluated over future quarters.

Epicor Reports Q2005 Earnings

GAAP net income for the six months ended June 30, 2005 was $34.5 million or $0.61 per diluted share which includes a non-cash income tax benefit related to the release of a deferred tax valuation allowance of $18.6 million or $0.33 per diluted share, compared to net income of $9.1 million or $0.17 per diluted share for the same period ended 2004. For the six-month period, adjusted earnings, as described above, were $22.3 million or $0.39 per diluted share, compared to adjusted earnings of $14.2 million or $0.27 per diluted share for the same period 2004.

Balance Sheet Summary

The company’s balance sheet at June 30, 2005 showed cash and cash equivalents of $55.9 million. As of the end of the June quarter, the company had $20 million outstanding on the credit line.

At quarter-end, net accounts receivable was $42.6 million and deferred revenues were $57.2 million. Day sales outstanding (DSO) was 54 down from 60 in the first quarter 2005.

As a result of the reversal of the valuation allowance as described above, the company’s deferred tax asset at June 30, 2005 was $38.2 million.

2005 Guidance

The company expects total revenues for the third quarter 2005 to be approximately $70 million, flat to slightly down from those in the second quarter as is seasonally typical. GAAP earnings per diluted share for the third quarter 2005 is expected to be $0.16 with adjusted earnings, as described above, per share of $0.22, in each case using a weighted average share count of 57 million shares.

The company raised revenue guidance for the year 2005 from $276 million to $284 million. The company issued GAAP earnings guidance per diluted share of $0.99 using a weighted average of 57 million shares which includes $0.33 related to the non-cash income tax benefit associated with releasing a portion of the valuation allowance for deferred taxes. The company also raised adjusted earnings guidance, as described above, from $0.88 to $0.90 per diluted share also using a weighted average share count of 57 million shares.

Second Quarter 2005 Highlights

•	Revenue growth of 46% and organic revenue growth of 10% year over year

•	License revenue growth of 55% and organic license growth of 24% year over year

•	Adjusted EPS growth of 53% year-over-year

Epicor Reports Q2005 Earnings

•	Added 185 new customers in the second quarter

•	Delivered over 47 releases in the second quarter across entire portfolio of product and solution suites

•	Awards and recognitions received during the second quarter include:

•	Finalist in the Best Multinational Company category in the 2005 International Business Awards

•	Named to 2005 VARBusiness VAR500 as well as the publication’s special listing of the VAR500’s 50 Fastest-Growing VARs

•	Named to Start magazine’s “Hottest Companies of 2005” prestigious industry ranking for fourth consecutive year

•	Named one of the “Supply and Demand Chain Executive 100” for the second consecutive year

•	Winner of 2005 CRM Excellence Awards by Technology Marketing Corporation’s (TMC®) Customer Interaction Solutions® magazine

The company will hold an investor and analyst conference call directly following the release after the close of market at 2:00 p.m. PDT.

Date:	Tuesday, July 19, 2005

Time:	2:00 p.m. PDT

Dial in:	+1-800-289-0569 or outside the U.S. +1-913-981-5542 (Outside the US)

Conf ID:	Epicor

On the call, the company will review second quarter 2005 earnings and the outlook for the remainder of 2005. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the company’s Web site at www.epicor.com/company/investor and will be archived for thirty days following the call on the company’s Web site.

About Epicor Software Corporation

For 20 years, Epicor has been a recognized leader dedicated to providing integrated enterprise resource planning (ERP), customer relationship management (CRM) and supply chain management (SCM) software solutions to midmarket companies around the world. With the acquisition of Scala, Epicor became a global leader in the midmarket serving over 20,000 customers in 143 countries and supporting more than 30 languages. Epicor leverages

Epicor Reports First Quarter 2005 Earnings

innovative technologies like Web services in developing end-to-end, industry-specific solutions for manufacturing, distribution, enterprise service automation and hospitality that enable companies to drive efficiencies throughout business operations and build competitive advantage. With the scalability and flexibility to support long-term growth, Epicor’s solutions are complemented by a full range of services, providing a single point of accountability to promote rapid return on investment and low total cost of ownership. Epicor’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit the company’s Web site at www.epicor.com.

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Epicor and Scala are registered trademarks of Epicor Software Corporation and Scala Business Solutions N.V., respectively. All other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements

Management of Epicor Software believes certain statements in this press release may constitute forward-looking statements with respect to the financial condition, results of operations, continued profitability and activities of Epicor. These forward-looking statements include statements regarding expected revenues, earnings and earnings per share, and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include but are not limited to changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends and other factors discussed in Epicor’s 10Q report for the period ended March 31, 2005 at pages 38-46. As a result of these factors the business or prospects expected by the company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

This press release includes certain non-GAAP financial measures, including organic revenue growth, which excludes the revenue contribution of Scala, and adjusted net income and net income per diluted share amounts, which exclude the amortization of acquired intangible assets, stock -based compensation expense and restructuring charges and other, net of tax. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. The company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the company’s business operations. These measures also facilitate management’s internal comparisons to our historical operating results and to our competitors’ operating results, operational forecasting and budgeting. Investors and potential investors are encouraged to review the reconciliation of the non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

Epicor Reports First Quarter 2005 Earnings

EPICOR SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$55,851	$53,711
Accounts receivable, net	42,575	55,296
Deferred income taxes	2,397	—
Prepaid expenses and other current assets	7,330	6,719

Total current assets	108,153	115,726

Property and equipment, net	7,096	7,045
Deferred income taxes	35,803	—
Intangible assets, net	43,247	45,080
Goodwill	85,315	83,492
Other assets	4,211	4,406

Total assets	$283,825	$255,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,476	$10,437
Accrued expenses	37,320	47,776
Current portion of accrued restructuring costs	2,870	3,287
Current portion of long-term debt	228	352
Deferred revenue	57,230	60,212

Total current liabilities	106,124	122,064

Long-term debt	19,955	30,264
Long-term portion of accrued restructuring costs	1,857	2,462

Total long-term liabilities	21,812	32,726

Stockholders’ equity:
Preferred stock	3,046	3,046
Common stock	54	53
Additional paid-in capital	330,031	308,264
Less: treasury stock at cost	(7,576)	(4,431)
Less: unamortized stock compensation expense	(1,182)	(2,379)
Accumulated other comprehensive loss	(234)	(818)
Accumulated deficit	(168,250)	(202,776)

Net stockholders’ equity	155,889	100,959

Total liabilities and stockholders’ equity	$283,825	$255,749

Epicor Reports First Quarter 2005 Earnings

EPICOR SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
License fees	$19,028	$12,247	$35,766	$22,695
Consulting	18,358	13,072	35,282	25,024
Maintenance	32,815	22,510	65,550	43,067
Other	808	791	1,749	1,194

Total revenues	71,009	48,620	138,347	91,980

Cost of revenues	25,440	18,352	50,154	34,594
Amortization of intangible assets	2,811	1,121	5,594	2,000

Total cost of revenues	28,251	19,473	55,748	36,594

Gross profit	42,758	29,147	82,599	55,386

Operating expenses:
Sales and marketing	13,661	9,896	27,762	19,676
Software development	7,035	5,058	14,425	10,818
General and administrative	10,229	7,207	20,410	12,380
Stock-based compensation expense	591	654	1,197	1,309
Provision for doubtful accounts	273	283	642	499
Restructuring charges and other	—	685	—	1,901
Settlement of claim	—	(284)	—	(284)

Total operating expenses	31,789	23,499	64,436	46,299

Income from operations	10,969	5,648	18,163	9,087
Other income (expense), net	(324)	216	(757)	440

Income before income taxes	10,645	5,864	17,406	9,527
Provision for income taxes	964	276	(1,403)	(421)
Non cash income tax benefit	18,613	—	18,613	—
Minority interest in income of consolidated subsidiary	(59)	(29)	(90)	(29)

Net income	$28,235	$5,559	$34,526	$9,077

Net income per share
Basic	$0.52	$0.11	$0.64	$0.19
Diluted	$0.50	$0.11	$0.61	$0.17

Weighted average common shares outstanding:
Basic	54,486	48,835	54,231	48,321
Diluted	56,592	52,564	56,419	52,143

Epicor Reports First Quarter 2005 Earnings

EPICOR SOFTWARE CORPORATION

ADJUSTED EARNINGS RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$28,235	$5,559	$34,526	$9,077

Add back, net of tax:
Amortization of intangible assets	2,577	1,068	5,141	1,912
Stock based compensation expense	591	654	1,197	1,309
Non-cash income tax benefit	(18,613)	—	(18,613)	—
Restructuring charges	—	685	—	1,901

Adjusted earnings	$12,790	$7,966	$22,251	$14,199

Adjusted earnings per diluted share	$0.23	$0.15	$0.39	$0.27

Weighted average common shares outstanding:
Diluted	56,592	52,564	56,419	52,143